Exhibit 10.6

Exclusive Agent Contract

This agreement is made and entered into by and between the parties concerned on 1st, Nov, 2010 in Zhongshan city, Guangdong province, China on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follow:

1.     The Parties Concerned

(Party A):  ELITE RENEWABLE ENERGIES TECHNOLOGY INC

(Add): 848 Stewart Dr. Suite 101. SumVvdj Ira 94085USA.

(Tel): Te1: 1 510 351 9800

(Fax): Fax: 1 510 351 9808

(Party B):  Shiyan Hongda Science and Technology Co, Ltd

(Add): No. 58, hanjiang north road, shiyan city, Hubei province

(Tel): Te1: 86 719 8216888

(Fax): Fax: 86 719 8670788

2.     Appointment
Party B hereby appoints Party A as its Exclusive Agent to solicit orders for the commodity stipulate in Article 3 from customers in the territory stipulated in Article 4, and Party A accepts and assumes such appointment.

3.     Commodity
“Wisdom Solar” Brand Solar Product Series. (or Solar light which have sold to Party A over 6pcs and other items which have sold record before)

4.     Territory
Only for Africa country (Ethiopia), America countries (America, Canada, Mexico, Brazil)

5.     Minimum turnover
Party A shall undertake solicit orders for the above commodity from customers in the above territory during the effective period of this agreement for not less than USD 75, 000/ first year, 100,000USD/second year, 125,000 USD/third year.  This agreement didn’t come into effect until the Party A finish the first year target sales turnover.

6.     Price and Payment
The price for each individual transaction shall be fixed through negotiations between Party A and the buyer, and subject to Party B’s final confirmation.

The first year payment shall be made by T/T and next year T/T and L/C are acceptable, When L/C, payment shall be made by confirmed, irrevocable L/C opened by the buyer in favor of Party B, which shall reach Party B 25 days before the date of shipment.

7.     Exclusive Right
In consideration of the exclusive rights granted herein, Party B shall not, directly or indirectly, sell or export the commodity stipulated in Article 4 to customers in Distribut countries through channels other than Party A; Party A shall not sell, distribute or promote the sales of any products competitive with or similar to the above commodity in distribute countries. Party B shall refer to Party A any enquiries or orders for the commodity in question received by Party B from other firms in distribute countries during the validity of this agreement.

8.     Market Report
In order to keep Party B well informed of the prevailing market conditions, Party A should undertake to supply Party B, at least once a quarter or at any time when necessary, with market reports concerning changes of the local regulations in connection with the import and sales of the commodity covered by this agreement, local market tendency and the buyer’s comments on quality, packing, price, etc. of the goods supplied by Party B under this agreement. Party A shall also supply party B with quotations and advertising materials on similar products of other suppliers.

9.     Advertising and Expenses
Party A shall bear all expenses for advertising and publicity in connection with the commodity in question in distribute countries within the validity of this agreement, and shall submit to Party B all audio, video and paper catalogue materials intended for the advertising for prior approval.

10.  Transactions Between Governmental Bodies
Transactions between governmental bodies of Party A and Party B shall not be restricted by the terms and conditions of this agreement, nor shall the amount of such transactions be counted as part of the turnover stipulated in Article 5.

11.   Industrial Property Rights
Party A may use the trade-marks owned by Party B for the sale of the Solar Product covered herein within the validity of this agreement, Meanwhile, Party B also agree Party A use his own logo when place order. Party A should provide packing and logo information to Party B.

12.   Validity of Agreement
This agreement, when duly signed by the both parties concerned, shall remain in force for 3 years from 1, Nov 2010 to 31, Oct, 2011, and it shall be extended for another 12 months upon expiration unless notice in writing is given to the contrary.

13.   Termination
During the validity of this agreement, if either of the two parties is found to have violated the stipulations herein, the other party has the right to terminate this agreement.

14.   Force Majeure
Either party shall not be held responsible for failure or delay to perform all or any party of this agreement due to flood, fire, earthquake, draught, war or any other events which could not be predicted, controlled, avoided or overcome by the relative party. However, the party affected by the event of Force Majeure shall inform the other party of its occurrence in writing as soon as possible and thereafter send a certificate of the vent issued by the relevant authorities to the other party within 15 days after its occurrence.

15.  Arbitration
All disputes arising from the performance of this agreement shall be settled through friendly negotiation. Should no settlement be reached through negotiation, the case shall then be submitted for arbitration to the China International Economic and Trade Arbitration Commission (Beijing) and the rules of this Commission shall be applied.  The award of the arbitration shall be final and binding upon both parties.

16.  This Agreement in two copies, both sides hold a copy, Chinese and English words written with the same legal effect.

(Party A): Elite Renewable Energies Technology Inc.

(Signature & Sealed): /s/ Spencer Luo

(Date): Oct 19, 2010

(Party B): Shiyan Hongda Science and Technology Co, Ltd

(Signature & Sealed): /s/ Wang Shiqing

(Date): Oct 19, 2010